Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Fourth Quarter and Fiscal Year Financial Results

Record Sales and Adjusted EBITDA for the Year, Exceeding Estimates

Company Increases Fiscal 2015 Outlook

WINSTON-SALEM, N.C., March 9, 2015 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers, today announced financial results for the fourth quarter and fiscal year ended December 31, 2014.

Fourth Quarter Business Highlights:

•	Record net sales for the fourth quarter of $29.6 million, an increase of 51.5%

•	Water segment gross margin percentage for the fourth quarter improved 260 basis points to 33.9%

•	Adjusted EBITDA for the fourth quarter increased 73.7% to $3.3 million

•	Positive $0.01 per share income from continuing operations on a pro-forma fully taxed basis

Fiscal Year Business Highlights:

•	Record net sales for the fiscal year of $106.3 million, an increase of 16.6%

•	Water segment gross margin percentage for the fiscal year improved 270 basis points to 35.6%

•	Adjusted EBITDA for the fiscal year increased 43.0% to $13.0 million

“We are pleased with our 2014 results, which were bolstered by very strong fourth quarter sales and EBITDA growth. Our team delivered on our 2014 strategic initiatives of converting our exchange distribution network, vertically integrating a portion of our refill service network, rolling out new technologies for our refill locations and refinancing our debt,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “Our financial performance demonstrates our ability to increase sales and leverage our business model to improve both operating and EBITDA margins. These results give us confidence in our outlook for another year of solid growth in 2015.”

Fourth Quarter Results

Net sales increased 51.5% to $29.6 million from $19.5 million driven by an increase in both the Water and Dispensers segments net sales.

Water segment net sales increased 28.8% to $19.5 million compared to $15.1 million.  Sales in the Water segment consist of the sale of multi-gallon purified bottled water (“Exchange”) and self-service refill water (“Refill”).  The increase in Water segment net sales was primarily due to the addition of retail exchange customers and same-store unit growth of approximately 11.0% in U.S. Exchange compared prior year.

Dispenser segment net sales increased 130.1% to $10.1 million compared to $4.4 million due primarily to the timing of shipments to major retailers.

Gross margin percentage decreased to 24.8% compared to 26.0% in the prior year due to a higher mix of lower margin Dispenser sales during the quarter.  Dispenser net sales were 34.0% of total net sales compared to 22.4% in the prior year.  The mix shift was partially offset by a 260 basis point increase in Water segment gross margin to 33.9% driven by lower supply chain costs.

Selling, general and administrative (“SG&A”) expenses increased to $6.6 million from $3.4 million in the prior year.  The increase was primarily due to a $2.4 million non-cash stock compensation charge  related to performance based awards contingent on achieving certain financial targets.

Interest expense decreased 49.8% to $0.5 million from $1.1 million in the prior year, due primarily to lower cost borrowing rates under the new credit facility entered into on June 20, 2014 compared to the prior credit facility.

Adjusted EBITDA increased 73.7% to $3.3 million from $1.9 million in the prior year, driven by the sales and gross margin improvements in the Water segment.  The U.S. GAAP net loss from continuing operations was $3.5 million, or $(0.14) per share, compared to $2.8 million, or $(0.12) per share, for the prior year.  On a pro forma fully taxed basis, net income from continuing operations was $0.01 per share compared to a net loss of $(0.05) per share for the prior year (see financial tables for details).

Fiscal Year 2014 Results

Net sales increased 16.6% to $106.3 million from $91.2 million, driven by an increase in both the Water and Dispensers segments net sales.

Water segment net sales increased 11.8% to $71.3 million compared to $63.8 million primarily due to same-store unit growth of approximately 11.0% in U.S. Exchange compared to 2013 as well as the addition of 2,500 Water locations.

Dispenser segment net sales increased 27.7% to $35.0 million from $27.4 million due primarily to a 6.9% increase in Dispenser unit sell-thru to end consumers to approximately 470,000 units for 2014 as well as timing of inventory replenishment by retailers.

Gross margin percentage increased to 26.2% from 25.0% in the prior year, due to improved margins in both the Water and Dispenser segments, partially offset by a higher mix of lower margin Dispenser sales as compared to the prior year.  Water segment gross margin percentage increased 270 basis points to 35.6% driven by lower supply chain costs.  Dispenser segment gross margin percentage increased to 7.1% from 6.7% as a result of an increase in sales of higher margin dispensers.

Selling, general and administrative (“SG&A”) expenses increased to $19.0 million from $15.0 million due in part to a $3.0 million increase in non-cash stock compensation expense compared to the prior year, which was primarily due to a fourth quarter charge related to performance based awards contingent on achieving certain financial targets.

Adjusted EBITDA increased 43.0% to $13.0 million from $9.1 million driven by the net sales and gross margin improvements previously mentioned.  The U.S. GAAP net loss from continuing operations for $13.1 million, or $(0.54) per share, compared to $8.8 million, or $(0.37) per share, for prior year.  On a pro forma fully taxed basis, net loss from continuing operations was $(0.03) per share compared to $(0.18) for the prior year (see financial tables for details).

Outlook

The Company raised its fiscal 2015 outlook for net sales to a range of $113.0 to $117.0 million and adjusted EBITDA to a range of $14.4 to $15.7 million.

The Company expects first quarter 2015 net sales in the range of $26.7 to $27.7 million and adjusted EBITDA in the range of $3.0 to $3.2 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, March 9, 2015.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Matt Sheehan, President and Chief Operating Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through March 23, 2015.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements include the Company’s financial guidance and our confidence in our outlook for another year of solid growth in 2015.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to achieve the incremental net sales or reduced distribution costs associated with strategic alliance agreement with DS Services of America, Inc. (“DS Services”), the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, adverse changes in the Company's relationships with its other independent bottlers, distributors and suppliers (including as a result of the Company’s entering into the strategic alliance agreement with DS Services), the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, the failure of lenders to honor their commitments under the Company's credit facility, significant liabilities or costs associated with litigation or other legal proceedings, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 17, 2014 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures
To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma fully taxed net income (loss) from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as income (loss) from continuing operations before depreciation and amortization; interest expense; non-cash, stock-based compensation expense; non-recurring costs; and loss on disposal and impairment of property and equipment and other.   Pro forma fully taxed net income (loss) from continuing operations is defined as income (loss) from continuing operations less non-cash, stock-based compensation expense; non-recurring costs; loss on disposal and impairment of property and equipment and debt refinancing costs as adjusted on a pro forma basis for the full effect of income taxes.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Net sales	$29,566	$19,512	$106,322	$91,209
Operating costs and expenses:
Cost of sales	22,242	14,443	78,452	68,367
Selling, general and administrative expenses	6,621	3,440	18,969	15,025
Non-recurring costs	108	587	2,881	777
Depreciation and amortization	2,561	2,754	10,655	11,333
Loss (gain) on disposal and impairment of property and equipment	1,023	(11)	2,104	126
Total operating costs and expenses	32,555	21,213	113,061	95,628
Loss from operations	(2,989)	(1,701)	(6,739)	(4,419)
Interest expense	535	1,065	6,325	4,425
Loss from continuing operations	(3,524)	(2,766)	(13,064)	(8,844)
Loss from discontinued operations	(2)	(990)	(403)	(1,862)
Net loss	$(3,526)	$(3,756)	$(13,467)	$(10,706)

Basis and diluted loss per common share:
Loss from continuing operations	$(0.14)	$(0.12)	$(0.54)	$(0.37)
Loss from discontinued operations	(0.00)	(0.04)	(0.01)	(0.08)
Net loss	$(0.14)	$(0.16)	$(0.55)	$(0.45)

Basic and diluted weighted average common shares outstanding	24,582	24,036	24,339	23,935

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Segment net sales
Water	$19,509	$15,142	$71,360	$63,828
Dispensers	10,057	4,370	34,962	27,381
Total net sales	$29,566	$19,512	$106,322	$91,209

Income (loss) from operations
Water	5,947	3,927	22,585	17,717
Dispensers	402	126	1,452	827
Corporate	(5,646)	(2,424)	(15,136)	(10,727)
Non-recurring costs	(108)	(587)	(2,881)	(777)
Depreciation and amortization	(2,561)	(2,754)	(10,655)	(11,333)
(Gain) loss on disposal and impairment of property and equipment	(1,023)	11	(2,104)	(126)
	$(2,989)	$(1,701)	$(6,739)	$(4,419)

Primo Water Corporation
Consolidated Balance Sheets
(in thousands, except par value data)

	December 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash	$495	$394
Accounts receivable, net	9,010	7,614
Inventories	6,826	6,346
Prepaid expenses and other current assets	1,279	1,499
Total current assets	17,610	15,853

Bottles, net	3,574	4,104
Property and equipment, net	34,235	38,634
Intangible assets, net	9,452	10,872
Other assets	877	1,508
Total assets	$65,748	$70,971

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,499	$10,943
Accrued expenses and other current liabilities	4,343	3,472
Current portion of capital leases and notes payable	106	16
Total current liabilities	16,948	14,431

Long-term debt, capital leases and notes payable, net of current portion	24,210	22,654
Liabilities of disposal group, net of current portion, and other long-term liabilities	2,316	2,330
Total liabilities	43,474	39,415

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 24,642 and 24,076 shares issued and outstanding at December 31, 2014 and 2013, respectively	25	24
Additional paid-in capital	277,708	273,379
Common stock warrants	8,659	8,420
Accumulated deficit	(263,304)	(249,837)
Accumulated other comprehensive loss	(814)	(430)
Total stockholders’ equity	22,274	31,556
Total liabilities and stockholders’ equity	$65,748	$70,971

Primo Water Corporation
Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(13,467)	$(10,706)
Less: Loss from discontinued operations	(403)	(1,862)
Loss from continuing operations	(13,064)	(8,844)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,655	11,333
Loss on disposal and impairment of property and equipment	2,104	126
Stock-based compensation expense	4,023	1,034
Non-cash interest expense	2,776	1,162
Issuance of DS Services' common stock warrant	589	–
Other	(62)	(132)
Changes in operating assets and liabilities:
Accounts receivable	(1,228)	2,464
Inventories	(528)	1,205
Prepaid expenses and other assets	90	(308)
Accounts payable	2,299	(437)
Accrued expenses and other liabilities	769	(970)
Net cash provided by operating activities	8,423	6,633

Cash flows from investing activities:
Purchases of property and equipment	(5,449)	(4,793)
Purchases of bottles, net of disposals	(2,473)	(2,507)
Proceeds from the sale of property and equipment	727	38
Additions to and acquisitions of intangible assets	(33)	(45)
Net cash used in investing activities	(7,228)	(7,307)

Cash flows from financing activities:
Borrowings under Revolving Credit Facilities	48,353	91,135
Payments under Revolving Credit Facilities	(47,498)	(95,067)
Borrowings under Term loans	22,500	5,500
Payments under Term loans	(23,499)	–
Note payable and capital lease payments	(147)	(15)
Debt issuance costs and other	(640)	(801)
Stock option and employee stock purchase activity, net	198	130
Net cash (used in) provided by financing activities	(733)	882

Cash (used in) provided by operating activities of discontinued operations	(259)	56

Effect of exchange rate changes on cash	(102)	(104)
Net increase in cash	101	160
Cash, beginning of year	394	234
Cash, end of period	$495	$394

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Loss from continuing operations	$(3,524)	$(2,766)	$(13,064)	$(8,844)
Depreciation and amortization	2,561	2,754	10,655	11,333
Interest expense	535	1,065	6,325	4,425
EBITDA	(428)	1,053	3,916	6,914
Non-cash, stock-based compensation expense	2,660	214	4,023	1,034
Non-recurring costs	108	587	2,881	777
Loss on disposal and impairment of property and equipment and other	945	37	2,145	342
Adjusted EBITDA	$3,285	$1,891	$12,965	$9,067

Primo Water Corporation
Pro Forma Fully Taxed Net Income (Loss) From Continuing Operations Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Loss from continuing operations	$(3,524)	$(2,766)	$(13,064)	$(8,844)
Non-cash, stock-based compensation expense	2,660	214	4,023	1,034
Non-recurring costs	108	587	2,881	777
Loss on disposal and impairment of property and equipment	1,023	(11)	2,104	126
Debt refinancing costs	–	–	2,848	–
Pro forma effect of full income tax	(101)	751	459	2,625
Pro forma fully taxed net income (loss) from continuing operations	$166	$(1,225)	$(749)	$(4,282)

Pro forma fully taxed income (loss) from continuing operations per share	$0.01	$(0.05)	$(0.03)	$(0.18)

Basic and diluted weighted average common shares outstanding	24,582	24,036	24,339	23,935